Exhibit 99.1
HF Foods Announces Filing of 2022 Annual Report and Date of Combined 2022 & 2023 Annual Meeting of Stockholders

Annual Meeting to be held on June 1, 2023

Holding of Annual Meeting Will Resolve Final Pending Nasdaq Delisting Determination

Las Vegas, NV – March 31, 2023 – HF Foods Group Inc. (NASDAQ: HFFG), a leading food distributor to Asian restaurants across the United States (“HF Foods” or the “Company”), announced today that it has filed its Annual Report on Form 10-K for the year ended December 31, 2022 with the Securities and Exchange Commission. In addition, the Company announced that it will hold its Combined 2022 & 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on June 1, 2023, at 12 p.m. Eastern Time. The Board of Directors of the Company has fixed the close of business on Thursday, April 6, 2023, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. The Company expects that once it holds the Annual Meeting, it will be in full compliance with Nasdaq Listing Rule 5620(a) and resolve the final pending Nasdaq delisting determination.

Peter Zhang, HF Foods Chief Executive Officer, said, “The filing of our 2022 Annual Report, scheduling of our Annual Meeting, and expected resolution of the final pending delisting determination, mark a new chapter for our business. We have adopted and instilled a corporate culture founded on integrity and accountability and made significant improvements in our governance, compliance and disclosure practices.”

Mr. Zhang continued, “Our need to address and remedy the legacy matters related to our financial disclosures and corporate practices limited the ability to tell our story, which we believe is very compelling. Our Board of Directors and management team have been refreshed with talented and dedicated individuals. Notwithstanding the significant challenges that the Company confronted, our team has maintained their focus and continued to execute on our strategic plan. Over the past two years, the business has grown significantly, as demonstrated by the strong year-over-year sales growth and the continued expansion of our national footprint. We intend to continue this momentum while at the same time invest in people and processes to centralize and optimize operations to drive bottom-line results.”

“HF Foods is committed to improving transparency and engagement with our investors, and to share our remarkable story with the investment community. We look forward to seeing our fellow stockholders at the upcoming Annual Meeting,” continued Mr. Zhang.

About HF Foods Group Inc.

HF Foods Group Inc., headquartered in Las Vegas, Nevada, is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian/Chinese restaurants and other foodservice customers throughout the United States. With 18 distribution centers strategically located throughout the nation, HF Foods aims to supply the increasing demand for Asian American restaurant cuisine. With more than 15,000 established customers in 46 states, and strong relations with growers and suppliers of food products in the US, South America and China, HF Foods Group is able to offer fresh, high-quality specialty restaurant foods and supplies at economical prices to its large and growing base of customers. For more information, please visit www.hffoodsgroup.com.

Forward-Looking Statements

All statements in this press release other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “believes,” “intends,” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements.

Such factors include, but are not limited to, risks that the Company may not regain compliance with Nasdaq continued listing requirements relating to the Company’s annual meeting of stockholders within any applicable grace period, statements of assumption underlying any of the foregoing, and other factors disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.

Inquiries:

Investor Relations:
Phone: (404) 836-0852
Email: investors@hffoodsgroup.com

Media:
Dan Gagnier & Riyaz Lalani
Gagnier Communications
(646) 342-8087
hffg@gagnierfc.com